EXHIBIT 99.1

1606 Corp. Accounts Skyrocket After December AI ChatBot Launch Leading to Expected Profitability in 2024

Seattle, WA - January 16, 2024, 1606 Corp. (OTC Pink: CBDW) (the “Company”), an industry leader in AI driven conversational e-commerce, proudly announces the complete sell-out of its December 2023 pilot marketing program. The extremely successful close out of the pilot program marks a pivotal moment in the Company's journey, showcasing its innovative approach and setting a clear path towards expected profitability in the second quarter of 2024.

1606 Corp. is leading the charge in AI-driven conversational e-commerce technology by leveraging the collective expertise of its board and harnessing the strengths of existing partnerships. 1606 Corp. has successfully developed a groundbreaking AI solution tailored to address the unique customer educational challenges faced by CBD merchants.

"Our successful pilot program underscores the scalability and demand for our AI solutions. With a growing number of partners and resellers, we're poised for rapid expansion in 2024," said the Company’s CEO, Greg Lambrecht.

In a strategic endeavor, 1606 Corp. is finalizing negotiations with a second Independent Sales Organization (“ISO”). The integration of a second large ISO significantly expands 1606 Corp.'s reach and further validates the high demand for its revolutionary ChatCBDW technology.

With these developments, 1606 Corp. confidently anticipates a profitable second quarter in 2024, affirming its position as a leader in AI e-commerce technology.

For additional information on ChatCBDW, investor updates, and news about 1606 Corp.’s ventures, please visit our website, www.CBDW.ai, or contact our media relations department.

For a demonstration of the CBDW.ai software, simply schedule a time to meet with one of our experts at your convenience. www.Calendly.com/chatcbddemo

About 1606 Corp.

1606 Corp. stands at the forefront of technological innovation, particularly in the online CBD industry. Our mission is to revolutionize customer service, addressing the most significant challenges faced by consumers in the digital marketplace. We are dedicated to transforming the CBD industry through cutting-edge AI centric solutions, ensuring a seamless and efficient customer experience.

As a visionary enterprise, 1606 Corp. equips businesses with the advanced tools they need to excel in the competitive digital landscape. Our commitment to innovation and quality positions us as a leader in the field, driving the industry forward and setting new benchmarks for success and customer satisfaction.

Industry Information

The global artificial intelligence market has seen remarkable growth, valued at $428 billion in 2022 and projected to reach $2.25 trillion by 2030. With a compound annual growth rate (CAGR) ranging from 33.2% to 38.1%, AI’s global impact is undeniable, with as many as 97 million individuals expected to work in the AI sector by 2025, according to fortunebusinessinsights.com

Forward-Looking Statements

This press release includes statements that may be deemed to be “forward-looking statements” under federal securities laws, and we intend that such forward-looking statements be subject to the safe-harbor created thereby. To the extent that the information presented in this press release discusses financial projections, information, or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “should”, “may,” “intends,” “anticipates,” “believes,” “estimates,” “projects,” “forecasts,” “expects,” “plans,” and “proposes.” Specific forward-looking statements in this press release include, among others, statements regarding the expected trading of our shares on The Nasdaq Capital Market, the expected closing of the offering, and the intended use of the net proceeds of the offering. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially and adversely from such forward-looking statements. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” in the prospectus included in the Registration Statement and elsewhere in documents that we file from time to time with the SEC. Forward-looking statements speak only as of the date of the document in which they are contained, and 1606 Corp. does not undertake any duty to update any forward-looking statements except as may be required by law. References and links to websites have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release.

SOURCE 1606 Corp.

Contact:

Media Relations, 1606 Corp.

[Derek McCarthy // DerekM@CBDW.ai // www.CBDW.ai]

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